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Exhibit 10.11

FIFTEENTH AMENDMENT
TO THE
MANDALAY RESORT GROUP
EMPLOYEES' PROFIT SHARING AND INVESTMENT PLAN

        This Fifteenth Amendment to the Mandalay Resort Group Employees' Profit Sharing and Investment Plan is made and entered into this 29th day of November, 2001, but is effective as of January 1, 2001, except as otherwise provided herein, by Mandalay Resort Group (referred to hereinafter as the "Company").

W I T N E S S E T H:

        WHEREAS, the Company and the other Employers have previously adopted the Mandalay Resort Group Employees' Profit Sharing and Investment Plan, which has been amended from time to time (as amended, the "Plan"); and

        WHEREAS, pursuant to the terms of the Plan, the Company is authorized and empowered to further amend the Plan; and

        WHEREAS, the Company deems it advisable and in the best interests of the Participants to amend the Plan to allow Participants to make more frequent changes in designated investments, and to make certain clarifying changes and other desired changes; and

        WHEREAS, the Company also deems it advisable and in the best interests of the Participants to amend the Plan to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"), which is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder, such EGTRRA amendments to be effective as of January 1, 2002, except as otherwise provided.

        NOW, THEREFORE, the Plan is hereby amended as follows:

I.

        Effective as of January 1, 2001, subparagraph (n)(1) of Article I of the Plan is amended to read as follows:

    (n)    (1) "Compensation" shall mean regular salaries and wages, overtime pay, bonuses and commissions paid (or, for Limitation Years beginning before January 1, 1992, accrued) by an Employer, tips declared by or distributed to an Employee while performing services for an Employer, Savings Contributions to this Plan, and elective contributions to any plan maintained by an Employer pursuant to Section 125 of the Code and, for years beginning after December 31, 2000, elective amounts that are not includable in the gross income of an Employee by reason of Section 132(f)(4) of the Code, but shall not include third party disability payments, tax-deferred stock options, deductible relocation expense payments, credits or benefits under this Plan (other than Savings Contributions), any amount contributed to any pension, employee welfare, life insurance or health insurance plan or arrangement, or any other tax-favored fringe benefits (except as otherwise specifically provided herein).

II.

        Effective as of January 1, 2002, subparagraph (n)(3) of Article I of the Plan is amended to read as follows:

    (n)    (3) No Compensation in excess of $200,000 (or, for Plan Years beginning after December 31, 2001, $200,000; adjusted for cost-of living increases in accordance with Section 401(a)(17)(B) of the Code) shall be taken into account for any Employee.

III.

        Effective as of January 1, 2002, the following paragraph shall be added at the end of paragraph (w) of Article I of the Plan, to read as follows:

    Notwithstanding any provision herein to the contrary, for purposes of Direct Rollover Distributions made pursuant to the provisions of paragraph (b)(3) of Article IX after December 31, 2001, an "Eligible Retirement Plan" shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of "Eligible Retirement Plan" shall also apply in the case of a distribution to a surviving Eligible Spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code. This provision, however, shall not require the Trustee to accept a Rollover Contribution to this Plan from an annuity contract described in Section 403(b) of the Code or an eligible plan under Section 457(b) of the Code.

IV.

        Effective as of January 1, 2002, subparagraph (3) of paragraph (x) of Article I of the Plan is amended to read as follows:

    (3)    any amount that is distributed on account if Hardship; and

V.

        Effective as of January 1, 2001, paragraph (aa) of Article I of the Plan is hereby amended to read as follows:

    (aa)    "Employer" shall mean the Company, Circus Circus Casinos, Inc., SlotsAFun, Inc., Edgewater Hotel Corporation, Colorado Belle Corp., New Castle Corp., Ramparts, Inc., Circus Circus Mississippi, Inc., Mandalay Development, Railroad Pass Investment Group, Jean Development Company, Jean Development West, Mandalay Corp., Circus Circus Michigan, Inc., and Ramparts International, as well as any other subsidiary, related corporation or other entity that adopts the Plan with the consent of the Company. Railroad Pass Investment Group, Jean Development Company and Jean Development West are, at times, collectively referred to herein as the "Gold Strike Entities." The term "Employer" shall also include, effective as of February 1, 2000, Go Vegas. The term "Employer" shall also include, effective as of May 1, 2001, Mandalay Place.

VI.

        Effective as of January 1, 1997, the cross-reference in line 2 of subparagraph (3) of paragraph (ll) to paragraph (lll) of Article I, is corrected to refer to paragraph (kkk) of Article I.

VII.

        Effective as of January 1, 2001, the last sentence of paragraph (nn) of Article I of the Plan is hereby amended to read as follows:

    For purposes of this paragraph, "compensation" shall mean compensation as defined in Section 415(c)(3) of the Code, but including amounts contributed by an Employer on behalf of an Employee pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Section 125, Section 402(e)(3), Section 402(h), or

    Section 403(b) of the Code and, for years beginning after December 31, 2000, elective amounts that are not includible in the gross income of the Employee by reason of Section 132(f)(4) of the Code.

VIII.

        Effective as of January 1, 2002, a new paragraph is added after the last sentence of paragraph (nn) of Article I of the Plan, to read as follows:

    Notwithstanding any provision herein to the contrary, effective for Plan Years beginning after December 31, 2001, "Key Employee" shall mean any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of an Employer or an Affiliate having an aggregate annual compensation from the Employer and its Affiliates greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5% owner of an Employer or an affiliate, or a 1% owner of an Employer or an Affiliate having an aggregate annual compensation from the Employer and its Affiliates of more than $150,000. For purposes of this paragraph, "compensation" means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

IX.

        Effective as of January 1, 2001, paragraph (bbb) of Article I of the Plan is hereby amended to read as follows:

    (bbb)    "Section 415 Compensation" shall include all wages and other payments of compensation to a Participant from all Employers and all Affiliates for personal services actually rendered for which the Employers and Affiliates are required to furnish the Participant a written statement under Sections 6041(d) and 6051(a)(3) of the Code (and without regard to any provisions under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed); provided, however, that for purposes of Article VII, no Section 415 Compensation in excess of $150,000 (adjusted under such regulations as may be issued by the Secretary of the Treasury) shall be taken into account for any Employee; provided, further, that for years beginning after December 31, 1997, the term "Section 415 Compensation" shall also include any amount that is contributed by an Employer at the election of the Employee and that is not includible in the gross income of the Employee under Sections 125, 401(k), 402(h), 403(b), or 457 of the Code; and provided further that for years beginning after December 31, 2000, the term "Section 415 Compensation" shall also include elective amounts that are not includible in the gross income of the Employee by reason of Section 132(f)(4) of the Code.

X.

        Effective as of January 1, 2002, the following paragraph is added at the end of paragraph (ddd) of Article I of the Plan, to read as follows:

    Notwithstanding any provision herein to the contrary, for the purposes of determining whether the Plan is Top Heavy for Plan Years beginning after December 31, 2001, the following provisions of this paragraph shall apply for purposes of determining the present values of accrued benefits and the amounts of Account balances of an Employee as of the determination date. The present values of accrued benefits and the amounts of Account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the one-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "five-year period" for "one-year period." The accrued benefits and Accounts of any individual who has not performed services for an Employer or an Affiliate during the one-year period ending on the determination date shall not be taken into account.

XI.

        Effective as of January 1, 2002, the following paragraph is added at the end of subparagraph (a)(1) of Article VI of the Plan, to read as follows:

    Notwithstanding any provision herein to the contrary, for taxable years beginning after December 31, 2001, the dollar amount set forth in section (A) of this subparagraph (1) shall be the "applicable dollar amount" set forth in Section 402(g)(1)(B) of the Code for such taxable year (adjusted for taxable years beginning after December 31, 2006 in accordance with Section 402(g) of the Code). No Participant shall be permitted to have elective deferrals made under this Plan, or any other qualified plan maintained by an Employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under paragraph (m) of Article VI of the Plan and Section 414(v) of the Code, if applicable.

XII.

        The multiple use test described in Treasury Regulation section 1.401(m)-2 and subparagraph (f)(3) of Article VI of the Plan shall not apply for Plan Years beginning after December 31, 2001.

XIII.

        Effective as of July 1, 2002, a new paragraph (m) is added to Article VI of the Plan, to read as follows:

    (m)    Catch-up Contributions. The Employer shall contribute to the Trust, on behalf of each Participant who has attained the age of 50 before the close of the Plan Year and with respect to whom no other elective deferrals may be made to the Plan for the Plan Year by reason of the restrictions in Section 402(g) of the Code or the dollar limitation described in paragraph (a)(1)(A) of this Article VI, a "catch-up" contribution as specified in a written salary reduction agreement (if any) between the Participant and such Employer; provided, however, that such "catch-up" contribution for a Participant for any taxable year shall not exceed the "applicable dollar amount" set forth in Section 414(v)(2)(B) of the Code (adjusted for taxable years beginning after December 31, 2006 in accordance with Section 414(v) of the Code) for such taxable year. A "catch-up" contribution hereunder may be expressed as a fixed dollar amount per payroll period, or as a fixed percentage of pay. Such "catch-up" contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such "catch-up"contributions.

XIV.

        Effective as of January 1, 2002, the following paragraph is added at the end of subsection (E)(iii) of subparagraph (d)(4) of Article VII, to read as follows:

    For Plan Years beginning after December 31, 2001, Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and this subsection (iii). Matching contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

XV.

        Effective as of January 1, 2002, subparagraph (e)(1) of Article VII of the Plan is hereby amended to read as follows:

    (e)    (1)    Notwithstanding anything contained in this Plan to the contrary, the aggregate Annual Additions to a Participant's Accounts under this Plan and under any other defined contribution plans maintained by an Employer or an Affiliate for any Limitation Year ending prior to January 1, 2002 shall not exceed the lesser or $30,000 (adjusted under such regulations as may be issued by the Secretary of the Treasury), or 25% of the Participant's Section 415 Compensation for such Limitation Year. Except to the extent permitted under paragraph (m) of Article VI of this Plan and Section 414(v) of the Code, if applicable, the aggregate Annual Additions to a Participant's Accounts under this Plan and under any other defined contribution plans maintained by an Employer or an Affiliate for any Limitation Year beginning after December 31, 2001 shall not exceed the lesser of:

      (A)
      $40,000, as adjusted for increases in the cost-of living under Section 415(d) of the Code, or

      (B)
      100% of the Participant's Section 415 Compensation for such Limitation Year.

    The compensation limit referred to in section (B) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition.

XVI.

        Effective for Plan Years beginning after December 31, 2001, subsection (c)(2)(A)(ii) of Article VIII of the Plan is hereby amended to read as follows:

            (ii)  A Participant who performs his first Hour of Service on or after July 3, 1989, and who has an Account balance in the Plan at any time after December 31, 2001 (including participants who are no longer performing service after December 31, 2001 but who have not yet forfeited their non-vested amounts under the terms of the Plan in existence immediately prior to the Effective Date of the 15th Amendment to the Plan), shall have a vested interest in his then-existing Matching Contribution Account, Automatic Contribution Account, ESOP Matching Contribution Account, ESOP Automatic Account and Discretionary Contribution Account equal to the percentage of the balance of each such Account as of the applicable

    Valuation Date, based upon such Participant's Years of Service as of the date of the termination of his employment, as follows:

TOTAL NUMBER OF YEARS OF SERVICE	VESTED INTEREST
Less than 2 Years of Service	0%
2 years, but less than 3 years	20%
3 years, but less than 4 years	40%
4 years, but less than 5 years	60%
5 years, but less than 6 years	80%
6 years or more	100%

XVII.

        Effective as of January 1, 1995, subparagraph (b)(2) of Article IX of the Plan is hereby amended to read as follows:

          (2)  Any such benefits may be in cash or in kind, except that benefits attributable to a Participant's ESOP Matching Contribution Account and ESOP Automatic Contribution Account (other than any portion of such Accounts invested pursuant to a Diversification Election) shall be paid to the Participant (or, if applicable, his beneficiary or beneficiaries), at the election of the Participant (or, if applicable, his beneficiary or beneficiaries), and to the extent possible, in units of Employer Securities. Notwithstanding the foregoing, no fractional shares shall be issued and the value of any fractional shares to which a Participant (or his beneficiary or beneficiaries) would otherwise be entitled shall be paid in cash. In the event that a Participant elects to receive distribution of his benefits attributable to his ESOP Matching Contribution Account and ESOP Automatic Contribution Account (other than any portion of such Accounts invested pursuant to a Diversification Election) in units of Employer Securities, the Trustee, during the 60 day period immediately preceding the proposed distribution date of the benefit that the Participant is entitled to receive under the Plan, to the extent possible, shall apply the balance in the Participant's Other Investments Account to the purchase of the maximum number of whole units of Employer Securities that can be purchased at their then Fair Market Value, which units shall be allocated to the Participant's Employer Securities Account. Any portion of the balance of a Participant's Other Investments Account that the Trustee is unable to apply to the purchase of whole units of Employer Securities within the said 60 day period shall be paid in cash.

XVIII.

        Effective as of January 1, 2002, paragraph (b) of Article X of the Plan is hereby amended to read as follows:

          (b)  Time and Manner of Designating Investments. The elections described in paragraph (a) shall be made in such form as may be approved by the Plan Administrator from time to time, with the Participant designating the percentage of each of his Accounts which is subject to the provisions of paragraph (a) to be allocated to any Fund specified in paragraph (a)(1). Any such designation may be revised at three month intervals, or at more frequent intervals as determined by the Plan Administrator from time to time, so long as no more than 25% of the Participant's current contributions are to be invested in the Mandalay Stock Fund, and so long as the combined percentage of the Participant's Matching Contribution Account, Automatic Contribution Account, Discretionary Contribution Account, Rollover Contribution Account and 401(k) Employer Contribution Account, together with any portion of his ESOP Matching Contribution Account and ESOP Automatic Contribution Account which is subject to a diversification election, that is invested in the Mandalay Stock Fund, does not exceed 25% of the Participant's combined balances of such Accounts.

XIX.

        Effective as of January 1, 2000, paragraph (c) of Article XI of the Plan is hereby amended to read as follows:

          (c)  Diversification Election. Any Participant who has attained age 55 and completed 10 years of participation in the Plan (disregarding participation before January 1, 1989), shall have the right to direct the Trustee as to the investment of a portion of his ESOP Matching Contribution Account and ESOP Automatic Contribution Account.

            (1)  Such a Participant may elect, within 90 days after the close of the first Plan Year in the Diversification Election Period, to diversify an amount not exceeding 25% of the combined balance of his ESOP Matching Contribution Account and ESOP Automatic Contribution Account, determined as of the last day of such Plan Year.

            (2)  Within 90 days after the close of the second, third, fourth and fifth Plan Years in the Diversification Election Period, such a Participant may elect to diversify an amount not exceeding the difference between 25% of the combined balance of his ESOP Matching Contribution Account and ESOP Automatic Contribution Account, determined as of the last day of such Plan Year, and the total amount with respect to which diversification was previously elected.

            (3)  In the last Plan Year of the Diversification Election Period, such a Participant may elect to diversify an amount not exceeding the difference between 50% of the combined balance of his ESOP Matching Contribution Account and ESOP Automatic Contribution Account, determined as of the last day of such Plan Year, and the total amount with respect to which diversification was previously elected.

            (4)  Any such election shall be in writing on forms provided by the Plan Administrator.

            (5)  If any Participant elects to diversify a portion of his Accounts in any year in the Diversification Election Period, he may direct the Trustee to sell or exchange Employer Securities attributable to the amount to be diversified. Upon receipt of such direction from the Participant, the Trustee may sell the Employer Securities to any third party purchaser (who may or may not be a "party in interest" within the meaning of Section 3(14) of ERISA), or may exchange the shares for cash or other assets (other than Employer Securities) then held in the ESOP Fund. Any sale of Employer Securities by the Trustee shall be made at Fair Market Value on the date of sale, and any such sale to a party in interest shall not be subject to any commission or similar fee. The proceeds of a sale or exchange shall be invested pursuant to Article X, no later than 90 days after the Participant's election is made.

            (6)  Notwithstanding any other provision of this paragraph (c), no Participant shall have the right to direct the Trustee as to the diversification of a portion of his Accounts unless the value of the Employer Securities acquired by or contributed to this Plan and allocated to the Participant's ESOP Matching Contribution Account and ESOP Automatic Contribution Account, exceeds $500 as of the Valuation Date immediately preceding the first day on which the Participant may otherwise elect to diversify such Accounts.

XX.

        Effective as of September 6, 2000, a new Article XVI is added to the Plan, to read as follows:

ARTICLE XVI

        Transfer of Employment from Company Joint Venture to Adopting Employer.

        Any person who transfers employment from a Company joint venture that is not an Affiliate of the Company (the "predecessor employer") to become an Employee of an adopting Employer of this Plan within a transfer period of thirty (30) days, shall be credited with an Hour of Service, a Year of Credited Service and a Year of Service under this Plan for each Hour of Service, Year of Credited Service and Year of Service, respectively, with which he was credited under the qualified 401(k) plan (the "predecessor plan") sponsored by his predecessor employer, and such Employee may elect, pursuant to the provisions of the predecessor plan to have his accounts in the predecessor plan transferred from the predecessor plan to the Trustee of this Plan by a trustee-to-Trustee transfer. As provided in Code Section 414(l), each such Employee shall receive a benefit immediately after the transfer, if this Plan and Trust then terminated, that is no less than the benefit he would have received immediately before the transfer if the predecessor plan and its trust and contracts had then terminated. Each such Employee shall have the vesting schedule in effect under the predecessor plan at the time of the transfer apply with respect to him, if that vesting schedule produces a greater vested benefit for such Employee than this Plan's vesting schedule. The provisions of this Article shall apply with respect to transfers of such Employees' accounts occurring after September 5, 2000, without regard to the date of transfer of employment by any such Employee.

        IN WITNESS WHEREOF, this Fifteenth Amendment has been executed as of the date first written above.

ATTEST:	MANDALAY RESORT GROUP
(CORPORATE SEAL)
YVETTE E. LANDAU	By:	GLENN SCHAEFFER
Secretary		President
"COMPANY"

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FIFTEENTH AMENDMENT TO THE MANDALAY RESORT GROUP EMPLOYEES' PROFIT SHARING AND INVESTMENT PLAN